                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

         |X|      Preliminary Proxy Statement         |_|   Confidential, For Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
         |_|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Under Rule 14a-12

                           PINNACLE GLOBAL GROUP, INC.
                (Name of Registrant as specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|    No fee required.

         |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.

                (1) Title of each class of securities to which the transaction applies: NOT APPLICABLE
                (2) Aggregate number of securities to which the transaction applies: NOT APPLICABLE
                (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined): NOT APPLICABLE
                (4) Proposed maximum aggregate value of the transaction: NOT APPLICABLE
                (5)     Total fee paid: NOT APPLICABLE

         |_|    Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

                  (1) Amount previously paid: NOT APPLICABLE
                  (2) Form, Schedule or Registration Statement Number:
                      NOT APPLICABLE
                  (3) Filing Party: NOT APPLICABLE
                  (4) Date Filed: NOT APPLICABLE

                     600 Travis, Suite 2900, Houston, Texas 77002-- 713-993-4610


[PINNACLE GLOBAL GROUP, INC. LETTERHEAD]


ROBERT E. GARRISON II
President and
Chief Executive Officer



                                                             __________ __, 2001


Dear Shareholder,

         On behalf of our entire Board of Directors, I cordially invite you to attend Pinnacle's annual meeting of shareholders on Tuesday, May 22, 2001. At the meeting among other things, we will review our performance for 2000 and our expectations for the future.

         A notice of the meeting and proxy statement follow. You will also find enclosed your proxy voting card and the 2000 Annual Report. Your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

         I look forward to seeing you on May 22 and addressing your questions and comments.

                                                         Sincerely,



                                                         Robert E. Garrison II

                     600 Travis, Suite 2900, Houston, Texas 77002-- 713-993-4610




[PINNACLE GLOBAL GROUP, INC. LETTERHEAD]


                                                              _________ __, 2001


                               NOTICE OF THE 2001
                         ANNUAL MEETING OF SHAREHOLDERS


         The annual meeting of shareholders of Pinnacle Global Group, Inc. will be held on Tuesday, May 22, 2001, at 10:00 a.m., at the Chase Center Auditorium, 601 Travis, Houston, Texas 77002, to consider and take action on the following matters:

         1.       Election of 10 directors;

         2. An amendment to the Articles of Incorporation to change our name to Sanders Morris Harris Group Inc.; and

         3. Transaction of any other business properly raised at the meeting.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO SANDERS MORRIS HARRIS GROUP INC.

                                           Sincerely,



                                           Pamela S. Caloway
                                           SECRETARY

                           PINNACLE GLOBAL GROUP, INC.
                             600 Travis, Suite 2900
                              Houston, Texas 77002

_______________________________________________________________________________

                                 PROXY STATEMENT
_______________________________________________________________________________

ANNUAL MEETING
INFORMATION

     This proxy statement contains informa- tion related to the annual meeting of shareholders of Pinnacle Global Group, Inc. to be held on Tuesday, May 22, 2001, beginning at 10 a.m., at the Chase Center Auditorium, 601 Travis, Houston, Texas, 77002 and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the annual meeting. It is being mailed to shareholders on ________ __, 2001.

WHO IS ENTITLED TO VOTE?

     Shareholders owning our common stock on March 30, 2001 (the "Record Date") are entitled to vote at the annual meeting or at any postponement or adjournment of the meeting. Each shareholder has one vote per share on all matters to be voted on. On the Record Date there were 15,248,426 common shares outstanding.

WHAT AM I VOTING ON?

     You will be asked to elect nominees to serve on the Board of Directors, to vote on amending our Articles of Incorporation to change our name to Sanders Morris Harris Group Inc., and to vote on any other matters properly raised at the meeting. The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matters requiring a vote of the shareholders arise, your signed proxy card gives authority to Robert E. Garrison II, our President and Chief Executive Officer, and Titus H. Harris, Jr., our Chairman of the Board, to vote on such matters at their discretion.

HOW DOES THE BOARD OF DIRECTORS
RECOMMEND I VOTE ON THE PROPOSALS?

     The Board of Directors recommends a vote FOR each of the nominees and a vote FOR amending our Articles of Incorporation to change our name.

HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy card, but do not mark your choices, your proxy holders, Mr. Garrison and Mr. Harris, will vote for the persons nominated for election as directors and for the amendment to our Articles of Incorporation to change our name. You can revoke your proxy at any time before it is exercised. To do so, you must either:

o give written notice of revocation to our Corporate Secretary, Pinnacle Global
     Group, Inc., 600 Travis, Suite 2900,
     Houston, Texas 77002;

o    submit another properly signed proxy
     card with a more recent date; or

o    vote in person at the meeting.

WHAT IS A QUORUM?

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted in determining the presence or absence of a quorum, but under Texas law are not considered a vote. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called "broker non-votes." They are not counted to determine if a quorum is present and under Texas law are not considered a vote. Broker non-votes will not affect the outcome of a vote on election of directors but will have the same effect as a vote against the amendment to our Articles of Incorporation.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     The director nominees will be elected by a plurality of the votes cast at the meeting. The amendment to our Articles of Incorporation changing our name requires the affirmative vote of at least two-thirds of the outstanding common shares. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast.

WHO WILL COUNT THE VOTE?

     A representative of Computershare Investor Services, our transfer agent, will tabulate the votes cast by proxy or in person at the meeting.

WHAT ARE THE DEADLINES FOR SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL
MEETING?

     You may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. We must receive proposals intended for inclusion in next year's proxy statement and proxy card no later than _______ __, 2001. If we do not receive notice of any matter that a shareholder wishes to raise at the annual meeting in 2002 by ______ __, 2002 and a matter is raised at that meeting, the proxy holders for next year's meeting will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to our Corporate Secretary.

HOW MUCH DID THIS PROXY SOLICITATION COST?

     We have not engaged anyone to solicit proxies on our behalf. We will, however, reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain of our and our subsidiaries' directors, officers and regular employees may solicit proxies personally or by telephone or facsimile without additional compensation.

STRUCTURE OF THE COMPANY

     The following chart shows our corporate structure following:

o    the January 31, 2000 combination of
     Harris Webb & Garrison, Inc. ("HWG")
     with Sanders Morris Mundy Inc. to form
     Sanders Morris Harris Inc. ("SMH"),

o     the June 30, 2000 acquisition of
     Blackford Securities Corporation
     ("Blackford") and its combination with
     SMH, and


o    the October 2, 2000 acquisition of
     Cummer/Moyers Securities, Inc. and
     Cummer/Moyers Capital Advisors, Inc.
     and the subsequent combination of
     Cummer/Moyers Securities, Inc. with
     SMH.

     For more information about the Cummer/Moyers and Blackford transactions, see the section below entitled "Certain Relationships and Related
Transactions." For more information about the Sanders transaction, see the section below entitled "Changes in Control."

[GRAPHIC OMITTED]

_____________________
  (1) Spires is an indirect wholly-owned subsidiary of Pinnacle. All of the general and limited partnership interests of Spires are held by several corporate and partnership intermediaries that are also wholly owned subsidiaries of Pinnacle but are not shown on this chart. We discontinued the operations of Spires in June 2000 and completed the sale of the business related assets in January 2001.

  (2) The operations of ERRI were discontinued effective December 31, 1998, and we sold substantially all of its assets in July 2000.

                              ELECTION OF DIRECTORS


NOMINEES

         Ten directors will be elected at the Annual Meeting. Directors will serve until our next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. All of the current members of the Board of Directors are standing for election this year.

The nominees are as follows:

PETER W. BADGER
DIRECTOR SINCE JANUARY 1999
AGE 54

     Mr. Badger has served as one of our directors since January 1999.  He
also serves as President, Chairman and a director of Spires.   Mr. Badger
founded and was a partner and President of Spires since its inception in January 1995. He also serves as President of the Fixed Income Division of SMH. Mr. Badger is a director of PMT and SMH. From April 1976 to July 1994, he served as a securities broker and Executive Vice President of Westcap Corporation. Mr. Badger is an advisory director of the Derivatives Risk Management Service, an enterprise-wide risk management publication of the A.S. Pratt Companies. He has over 25 years experience in the institutional securities market. He has NASD Series 24, 7 and 63 licenses.

GEORGE L. BALL
DIRECTOR SINCE FEBRUARY 2000
AGE 62

     Mr. Ball was appointed to the Board of Directors on February 1, 2000 as part of the Sanders transaction. At the time of the Sanders transaction he served as Chairman of the Board and a director of Sanders Morris Mundy Inc. Since the Sanders transaction, Mr. Ball has served as Chairman of the Board and a director of SMH and as a director of PMT, PGG Capital and Spires. He served as a director of Sanders Morris Mundy since May 1992, and was its non-executive Chairman of the Board from May 1992 to July 1997. From September 1992 to January 1994, Mr. Ball was a Senior Vice Executive Vice President of Smith Barney Shearson Inc. From September 1991 to September 1992, he was a consultant to J. & W. Seligman & Co. Incorporated. In 1982, Mr. Ball was elected President and Chief Executive Officer of Prudential-Bache Securities, Inc., and in 1986 was elected Chairman of the Board, serving in those positions until his resignation in 1991. He also served as a member of the Executive Office of Prudential Insurance Company of America from 1982 to 1991. Before joining Prudential, Mr. Ball served as President of E.F. Hutton group, Inc. Mr. Ball is a former governor of the American Stock Exchange and the Chicago Board Options Exchange, and served on the Executive Committee of the Securities Industries Association.

DONALD R. CAMPBELL
DIRECTOR SINCE SEPTEMBER 1998
AGE 60

     Mr. Campbell has served as one of our directors since September 1998, and served as our Vice Chairman from January 1999 to January 2000. He is also a director of SMH, Spires and PGG Capital. Mr. Campbell was President and Chief Operating Officer of TEI, Inc. from December 1991 to September 2000, a director of TEI from September 1990 to September 2000, and its Chief
Executive Officer from April 1994 to September 2000. He was Executive Vice President of Finance and Chief Financial Officer of TEI from September 1990 to December 1991, and was Treasurer of TEI from October 1990 to December 1991.

ROBERT E. GARRISON II
DIRECTOR SINCE JANUARY 1999
AGE 59

     Mr. Garrison has served as our President, Chief Executive Officer and as one of our directors since January 1999. He also serves as a director of SMH. Mr. Garrison co- founded HWG and until January 1999 served as its Executive Vice President and head of investment banking. Until January 1999, he also served as Chairman and Chief Executive Officer of PMT, which he co-founded in 1994, and still serves as a director. Mr. Garrison also serves as Chairman and a director of PGG Capital and a director of Spires. From 1990 to 1991, Mr. Garrison served as President and Chief Executive Officer of Medical Center Bank & Trust Company. Before then, he served as managing partner of Lovett Mitchell Webb & Garrison (a division of Kemper Securities Group, Inc.) from 1983 to 1989 and Director of Research for Underwood Neuhaus and Co. from 1971 to 1982. Mr. Garrison serves on the Board of Directors Stock Option Committee of Tera Force Technology Corporation, a public telecommunications equipment company, on the Board of Directors Compensation Committee of FirstCity Financial Corporation, a public financial services company, and as a director of First Capital Bankers, Inc. and Somerset House Publishing. He also serves on the Board of Directors Finance Committee of the Memorial Hermann Hospital Systems and is Chairman of the Board of Directors of Biocyte Therapeutics. He has over 35 years experience in the securities industry and is a Chartered Financial Analyst.

TITUS H. HARRIS, JR.
DIRECTOR SINCE JANUARY 1999
AGE 70

     Mr. Harris has served as our Chairman since January 1999. Mr. Harris co-founded HWG in February 1994 prior to its combination with the Sanders firm in February 200, and now serves as one of SMH's Executive Vice Presidents and a director, as well as a director of PMT. From September 1991 to February 1994, he served as a Registered Representative at S.G. Cowen & Company, the former correspondent broker of HWG. Before then, Mr. Harris served as Senior Vice President of Lovett Underwood Neuhaus & Webb, (a division of Kemper Securities Group, Inc.) from January 1983 to August 1991, and as Regional Sales Manager for the Houston office of E.F. Hutton and Co., Inc. from January 1978 to December 1982. Mr. Harris has over 40 years experience in the securities industry.

BEN T. MORRIS
Director since February 2000
Age 55

     Mr. Morris was appointed to the Board of Directors on February 1, 2000 as part of the Sanders transaction. He co-founded Sanders Morris Mundy Inc. in 1987 and served as its President and Chief Executive Officer and as a director at the time of its combination with Harris Webb & Garrison, Inc. Since the Sanders transaction, Mr. Morris has served as President, Chief Executive Officer and a director of SMH and as a director of PMT, PGG Capital and Spires. Mr. Morris served as the Chief Operating Officer of Tatham Corporation from 1980 to 1984. Before then, he served in a number of executive positions with Mid- American Oil and Gas, Inc. and predecessor companies from 1973 to 1980, and was its President from 1979 to 1980. From 1967 to 1973, Mr. Morris was employed by what is now PricewaterhouseCoopers LLP, last serving as audit manager. He is a director of Capital Title Group, Inc., a public title agency and escrow services company, and American Equity Investment Life Holding Company, a public life insurance company. Mr. Morris is a certified public accountant.

DON A. SANDERS
DIRECTOR SINCE FEBRUARY 2000
AGE 64

     Mr. Sanders was appointed to the Board of Directors on February 1, 2000 as part of the Sanders transaction. At the time of the Sanders transaction, he served as Chairman of the Executive Committee and as a director of Sanders Morris Mundy Inc., which he co- founded in 1987. Mr. Sanders serves on the boards of several Houston-based community organizations. Since the Sanders transaction, he has served as our Vice- Chairman and as one of our directors and as a director of SMH. From 1987 to 1996, Mr. Sanders was President of Sanders Morris Mundy. Before joining Sanders Morris Mundy, he was employed by E.F. Hutton & Co., Inc. where he served from 1959 in various capacities, including as an Executive Vice President of E.F. Hutton from 1982 to 1987 and as a member of its board of directors from 1983 to 1987. Mr. Sanders has over 40 years of experience in the securities industry.

JOHN H. STYLES
DIRECTOR SINCE JUNE 1999
AGE 65

     Mr. Styles has served as one of our directors since June 1999. He has been the Chairman, President and Chief Executive Officer of HEALTHPLUS Corporation since 1995. Mr. Styles served in the same capacities for Mid-America Healthcare Group from 1984 until its sale in 1995 and for Outpatient Healthcare, Inc. from 1985 until its sale in 1992. He is also a private venture capitalist, focusing on the healthcare and other growth industries.

W. BLAIR WALTRIP
DIRECTOR SINCE JANUARY 1999
AGE 46

     Mr. Waltrip has served as one of our directors since January 1999 and as a director of TEI since July 1988. He is also a director of Service Corporation International and was employed in various capacities by that company from 1977 until January 2000, last serving as an Executive Vice President for more than five years.

RICHARD C. WEBB
DIRECTOR SINCE JANUARY 1999
AGE 67

     Mr. Webb has served as one of our directors since January 1999. Mr. Webb co- founded HWG prior to its combination with the Sanders firm in February 2000, and now serves as SMH's Vice Chairman, as well as a director of PMT. From 1991 to 1994, he was Regional Partner of S.G. Cowen & Company, the former correspondent broker of HWG. Before then, Mr. Webb served in various capacities with Lovett Mitchell Webb & Garrison (a division of the Kemper Securities Group, Inc.) which he co-founded in 1981. He is also a director of Kent Electronics, Inc., a public electronic distribution company, Kirby Corporation, a public marine transportation company and Q

Services. Mr. Webb has served on the boards of several Houston-based community organizations, including a science museum and education and hospital groups. He has over 40 years experience in the securities industry.

NON-DIRECTOR EXECUTIVE OFFICERS

RICK BERRY
CHIEF FINANCIAL OFFICER
AGE 47

     Mr. Berry has served as our Chief Financial Officer since February 2001 and as our Principal Financial Officer since June 2000. From March 1999 to April 2000, Mr. Berry served as Executive Vice President, Chief Financial Officer, Secretary and a director of Petrocon Engineering, Inc. From April 1998 to March 1999, Mr. Berry was Executive Vice President and Chief Financial Officer of OEI International, Inc. Mr. Berry was Secretary of TEI, Inc. from January 1997 to April 1998, the Executive Vice President, Chief Financial Officer and Treasurer of TEI from December 1991 to April 1998. Mr. Berry is a certified public accountant.

STEPHEN M. RECKLING
CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF PMT
AGE 38

     Mr. Reckling has served as Chairman and Chief Executive Officer of PMT since January 1999 and served as one of our directors from January 1999 to November 2000. He is one of the founders of PMT and is one of its directors. Since June 1994, he has served in various executive capacities at PMT, including Executive Vice President and Chief Investment Officer and as a director. Mr. Reckling has over 15 years of investment management experience

BOARD COMMITTEES AND MEETING
ATTENDANCE

     The Board of Directors has four committees, the Executive, Audit, Nominating and Compensation Committees. The committees report their actions to the full Board of Directors at its next regular meeting following a committee meeting. The following table shows the current membership of the four committees. A brief description of the current duties of each committee follows the table below.

------------------------------------------------------------------------------------------------------------------------
                                          COMMITTEE MEMBERSHIP AND MEETINGS HELD
------------------------------------------------------------------------------------------------------------------------
     NAME                                           EXECUTIVE         AUDIT          NOMINATING         COMPENSATION
Mr. Badger
------------------------------------------------------------------------------------------------------------------------
Mr. Ball                                                                                  X
------------------------------------------------------------------------------------------------------------------------
Mr. Campbell                                                           X(1)
------------------------------------------------------------------------------------------------------------------------
Mr. Garrison                                            X
------------------------------------------------------------------------------------------------------------------------
Mr. Harris
------------------------------------------------------------------------------------------------------------------------
Mr. Morris                                              X
------------------------------------------------------------------------------------------------------------------------
Mr. Sanders
------------------------------------------------------------------------------------------------------------------------
Mr. Styles                                                              X                 X                   X
------------------------------------------------------------------------------------------------------------------------
Mr. Waltrip                                             X               X                 X                   X
------------------------------------------------------------------------------------------------------------------------
Mr. Webb
------------------------------------------------------------------------------------------------------------------------
No. of Meetings in 2000(2)                              1               4                 1                   1
------------------------------------------------------------------------------------------------------------------------

--------------------------------
X    Member
(1)  Mr. Campbell joined the Audit Committee in March 2001.
(2) The Pinnacle Board held 5 meetings in 2000. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and committees of the Board to which he belonged.

EXECUTIVE COMMITTEE

    o Has full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

AUDIT COMMITTEE

     o Reviews the financial reports and other financial information provided by Pinnacle to any governmental body or the public.

     o Reviews Pinnacle's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and Pinnacle's auditing, accounting and financial reporting processes generally.

     o   Reviews the audit efforts of Pinnacle's independent auditors.

     o Provides an open avenue of communication among the independent auditors, financial and senior management, and the Board.

NOMINATING COMMITTEE

     o Makes recommendations to the Board of Directors regarding nominees for election as directors, the structure, size and composition of the Board, compensation of Board members and organization and responsibility of board committees.

     o Reviews general responsibilities and functions of the Board of Directors, the balance of expertise among Board members, and Pinnacle's overall organizational health, particularly plans for management succession and development.

     Any shareholder who wishes to recommend a prospective Board nominee should deliver written notice containing the information required by our bylaws to Pamela S. Caloway, Corporate Secretary, 600 Travis, Suite 2900, Houston, Texas 77002. To be timely filed, we must receive the notice not less than 60 days nor more that 180 days prior to the first anniversary of our preceding year's annual meeting.

COMPENSATION COMMITTEE

     o Reviews and recommends the compensation for executive officers and key employees.

     o Recommends the granting of stock options and other incentive awards, including the number of shares subject to, and the exercise price of, each stock option and the terms and conditions of other incentive awards granted under our incentive plans.

     o Reviews personnel compensation policies, benefit programs, and any major changes to such policies and programs, and administers them.

COMPENSATION OF DIRECTORS

     Currently, our non-employee directors receive $1,500 for each meeting of the Board of Directors attended and $1,000 for each Executive Committee meeting attended. Each non-employee director receives $750 for any other committee meeting attended. Our employee directors are not compensated for their service on the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

ROLE OF THE COMMITTEE

     Our Compensation Committee is comprised solely of outside directors whose role is to recommend to the Board of Directors the compensation to be paid to our executive officers and key employees. In addition, the committee is generally responsible for administering executive compensation plans, incentive plans, and other forms of direct or indirect compensation of officers and key employees.

EXECUTIVE COMPENSATION PROGRAM

     The Compensation Committee, composed entirely of non-employee directors, establishes our compensation philosophy on behalf of the Board of Directors, determines the compensation of our Chief Executive Officer, and approves the compensation of our executive officers.

     The three components of executive officer compensation are base salary, bonuses and long-term incentive compensation.

o    BASE SALARY

     Base salary for senior executives (including the Chief Executive Officer) is intended to be competitive with that paid in comparably situated industries, with a reasonable degree of financial security and flexibility afforded to those individuals who are regarded by the board of directors as acceptably discharging the levels and types of responsibility implicit in the various senior executive positions. In the course of considering annual executive salary increases, appropriate consideration is given to the credentials, age and experience of the individual senior executives, as viewed in the compensation committee's collective best judgment, which necessarily involves subjective as well as objective elements. Should the committee be persuaded that an executive has not met expectations for a protracted period, a recommendation to the board of directors that the executive be terminated would be a more likely eventuality than a reduction in his base compensation.

o    BONUSES

     For 2000, we awarded bonuses to Stephen M. Reckling and Richard C. Webb. Similar to prior years, Mr. Reckling's bonus was tied to a percentage of earnings before taxes achieved at PMT. Mr. Webb's bonus was a combination of a standard corporate finance department co-manager bonus and a bonus earned in connection with SMH's investment banking activities.

o    LONG-TERM INCENTIVE COMPENSATION

     In February 2000 and as part of the Sanders merger, we granted 488,000 non-statutory stock options to the executive officers and key employees of Sanders Morris Harris who joined us in the Sanders merger. This option grant was to equalize the grant made in October 1999 to our executive officers and key employees prior to the merger. We made no additional long- term incentive compensation grants during 2000.

CHIEF EXECUTIVE OFFICER COMPENSATION

     For 2000, the Compensation Committee established Mr. Garrison's base salary at $225,000, a level which it believes is appropriate based on comparisons with financial services firms of similar size to Pinnacle. Mr. Garrison received no bonus or long-term incentive compensation in 2000.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code establishes a limit on corporate income tax deductions of $1 million per year paid to any executive officer. In designing compensation plans to meet the executive compensation objectives described above, we reserve the right to establish plans which may result in our inability to deduct compensation under Section 162(m).

SUMMARY

     The Compensation Committee believes our executive compensation policies and programs effectively serve the interests of Pinnacle and our shareholders. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing Pinnacles' value for our shareholders' benefit.

     The Compensation Committee will
continue to monitor the effectiveness of our total compensation programs to meet Pinnacle's current needs. For 2001, we will reevaluate compensation of executive officers to ensure that it is consistent with a compensation philosophy designed to reward outstanding individual performance and align officers' compensation to the performance of Pinnacle, our individual business units, and our stock price.

                                                       JOHN H. STYLES
                                                       W. BLAIR WALTRIP

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

     Messrs. Styles and Waltrip, each of whom are outside directors, served on the Compensation Committee in 2000. No director or executive officer of Pinnacle serves on the compensation committee or the board of directors of any company for which Messrs. Styles or Waltrip serve as executive officers or directors.

CORPORATE PERFORMANCE

     The line graph below shows a three-year comparison of the cumulative total shareholder return on TEI's common stock as compared to the cumulative total return of the S&P 500 Index and a selected group of peer companies for fiscal years 1996, 1997 and 1998. TEI was our predecessor issuer and was in the business of industrial wastewater and waste oil treatment and recycling. The performance graph reflects these operations only, which operations were discontinued by us effective December 31, 1998.


[GRAPHIC OMITTED]


                                        BASE PERIOD
                                           DEC 95               DEC 96          DEC 97           DEC 98
-------------------------------     ---------------------     -----------     -----------      ----------
TEI, INC.                                    100                      110.31           87.91           93.17
S & P 500 INDEX                              100                      120.27          157.56          199.57
PEER GROUP (1)                               100                       69.41           71.83           44.85


-----------------------------
(1) The peer group represented for the periods from December 1995 to December 1998 was composed of American Ecology Corp., American Waste Services, Clean Harbors, Inc., Matrix Service Company, Omega Environmental, Inc. and Serv-Tech, Inc. which are or were in businesses similar to TEI's discontinued operations.

     Since discontinuing TEI's liquid waste and recycling business in December 1998 and completing the combination with the three financial services firms in January 1999, we have focused our business on financial services. The line graph below shows a comparison of the cumulative total shareholder return on our common stock as compared to the cumulative total return of the S&P 500 Index and the Nasdaq Financial Stocks Index for the period from January 29, 1999 to the end of last fiscal year.

[GRAPHIC OMITTED]

                                                BASE PERIOD
                                                  01/29/99             DEC 99            DEC 00
----------------------------------------     ------------------     -------------     -------------
PINNACLE                                            100                     47.76          50.75
S & P 500 INDEX                                     100                    116.11         105.77
NASDAQ FINANCIAL STOCKS INDEX (1)                   100                     99.46         108.69

--------------------------
(1) The Nasdaq Financial Stocks Index is composed of all Nasdaq companies with two- digit Standard Industrial Classification codes in the range 60 through 67.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF EXECUTIVE COMPENSATION

     The following table shows, for the last fiscal year, the annual compensation paid to or earned by our Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") in all capacities in which they served. None of the Named Officers were our officers or employees prior to our 1999 fiscal year.

                                                      SUMMARY COMPENSATION TABLE
                                                                                                          LONG-TERM
                                                              ANNUAL COMPENSATION                    COMPENSATION AWARDS
-------------------------------    ----------    ----------------------------------------------    ------------------------
      NAME AND PRINCIPAL                              SALARY            BONUS           OTHER         SECURITIES UNDERLYING
           POSITION                   YEAR             ($)              ($)             ($)               OPTIONS (#)
-------------------------------    ----------     -------------    -------------    ------------    ------------------------
Robert E. Garrison II,                2000             225,000          -               -                                 -
PRESIDENT AND                         1999             223,248          -               -                            40,000
CHIEF EXECUTIVE OFFICER

Don A. Sanders,(1)                    2000             450,000          -           75,200(2)                        30,000
VICE-CHAIRMAN

Stephen M. Reckling,                  2000             206,800        138,829(3)        -                                 -
CHAIRMAN AND CHIEF                    1999             168,240         63,000(4)        -                            38,000
EXECUTIVE OFFICER OF PMT

Titus H. Harris, Jr.,                 2000           266,046(5)         -               -                                 -
CHAIRMAN                              1999           220,552(5)         -               -                            38,000

Richard C. Webb,                      2000           230,347(6)       156,700(7)        -                                 -
VICE CHAIRMAN OF SMH                  1999           168,749(8)         -               -                            20,400

-------------------------------------
     (1) Mr. Sanders joined Pinnacle as part of the Sanders transaction on January 31, 2000.
     (2) Represents Mr. Sander's share of profits earned from the exercise and subsequent sale of warrants held as investments by SMH.
     (3) Represents cash bonus paid with respect to the fiscal year pretax earnings of PMT and business development efforts.
     (4) Represents cash bonus paid with respect to the fiscal year pretax earnings of PMT.
     (5) All salary amounts represent commissions.
     (6) Includes $75,681 in commissions.
     (7) Represents a standard $11,700 corporate finance department co-manager cash bonus and a $145,000 cash bonus paid in connection with SMH's investment banking activities.
     (8) Includes $72,749 in commissions.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under our 1998 Incentive Plan to the Named Officers during our last fiscal year. Of the Named Officers, only Messrs. Reckling and Sanders received option grants during our last fiscal year.

                                                        INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE
                             -----------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                                NUMBER OF         % OF TOTAL                                                 OF STOCK PRICE
                                SECURITIES          OPTIONS                                             APPRECIATION FOR OPTION
                                UNDERLYING         GRANTED TO                                                     TERM
                                 OPTIONS           EMPLOYEES          EXERCISE       EXPIRATION        ---------------------------
          NAME                  GRANTED(#)          IN 2000           PRICE ($)         DATE              5% ($)         10% ($)
-------------------------   ----------------    --------------    --------------    --------------    ------------    ------------
Stephen M. Reckling              55,775(1)             8.79            5.125        09/04/10            179,768         455,566
Don A. Sanders                   30,000(2)             4.73            4.438        01/31/10             83,731         212,191

-------------------------------------
(1) The options were granted pursuant to a transaction in which Mr. Reckling exchanged 55,775 shares of our common stock for the options and our cancellation of a promissory note he owed to Pinnacle. The options were immediately vested upon grant with an exercise price equal to the price of Pinnacle's common stock at market close on September 5, 2000, the date of grant.

(2) The options were granted in connection with the Sanders transaction at an exercise price equal to the price of Pinnacle's common stock at market close on February 1, 2000, the date of grant. The options vest one-quarter on the grant date and an additional quarter on each of the first three anniversaries of the grant date.



AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR ENDED OPTION VALUES

     None of the Named Officers exercised any options during the last fiscal year. The following table provides information about unexercised options held by the Named Officers as of the end of our last fiscal year. None of the options held by the Named Officers were in-the-money at the end of our last fiscal year.

                                         NUMBER OF SECURITIES UNDERLYING UNEXERCISED
                NAME                            OPTIONS AT FISCAL YEAR END (#)
-------------------------------------    --------------------------------------------
                                             EXERCISABLE            UNEXERCISABLE
                                         -------------------    ---------------------
Robert E. Garrison II                                 20,000                   20,000
Stephen M. Reckling                                   74,775                   19,000
Don A. Sanders                                         7,500                   22,500
Titus H. Harris, Jr.                                  10,200                   10,200
Richard C. Webb                                       10,200                   10,200

EXECUTIVE EMPLOYMENT CONTRACTS

     We currently have no employment contracts in effect with any of our directors or executive officers.

SECURITIES OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares of our common stock beneficially owned by each director, director nominee, executive officer and five percent shareholder, and by all directors and executive officers as a group. The table shows ownership at April 6, 2001.

     Directors and executive officers as a group own approximately 42.5% of our outstanding common stock. For purposes of reporting total beneficial ownership, shares of common stock which may be acquired through stock option exercises that have vested or will vest within 60 days following the Record Date are included.

     The information in this section is based on information required to be reported and filed with the Securities and Exchange Commission under Sections 13 and 16 of the Exchange Act.

                                                                                       NUMBER OF
                                                                                     COMMON SHARES            PERCENT
        NAME                                                                      BENEFICIALLY OWNED          OF CLASS
--------------------                                                             ---------------------    ----------------
Don A. Sanders (1)(2)........................................................          2,136,356                  13.2
Ben T. Morris (1)(3).........................................................          1,917,911                  12.1
George L. Ball (1)(4)........................................................          1,213,938                   7.7
Cummer/Moyers Holdings, Inc.(5)..............................................            850,000                   5.4
     3417 Hulen Street, Fort Worth, Texas 76107
Peter W.  Badger (6).........................................................            343,755                   2.2
Robert E. Garrison II (7)....................................................            325,263                   2.0
W.  Blair Waltrip (8)........................................................            315,056                   2.0
Titus H.  Harris, Jr. (9)....................................................            175,034                   1.1
Richard C. Webb (9)..........................................................            138,476                     *
John H. Styles (10)..........................................................            125,059                     *
Stephen M. Reckling (11).....................................................             74,775                     *
Donald R. Campbell (12)......................................................             66,665                     *
All directors and executive officers as a group (12 persons) ................          6,833,217                  42.5

----------------------
*     Less than 1% of outstanding shares.
(1) Became an officer and director in February 2000 and has a principal business address of 600 Travis, Suite 3100, Houston, Texas 77002.
(2) Includes 15,000 shares issuable on exercise of stock options, 3,000 shares owned by Mr. Sanders' wife and 31,200 shares held by the John Drury Estate, of which he is the executor.
(3) Includes 12,500 shares issuable on exercise of stock options and 703,973 shares owned by the Sanders 1998 Children's Trust, of which Mr. Morris is a co-trustee, and as to which Mr. Morris disclaims beneficial ownership.
(4)   Includes 12,500 shares issuable on exercise of stock options.
(5) Cummer/Moyers Holdings, Inc. filed a Schedule 13D on October 11, 2000, denoting beneficial ownership of the shares shown above. Jeffrey A. Cummer, President of the Cummer/Moyers Division of SMH, is a director and President of Cummer/Moyers Holdings, Inc. Dwayne A. Moyers, Vice President of the Cummer/Moyers Division of SMH, is a director, Vice President, Secretary and Treasurer of Cummer/Moyers Holdings, Inc.
(6) Includes 253,333 shares held by Spires Financial P.B., Inc., an entity 100% owned by Mr. Badger and 10,850 shares issuable on exercise of stock options.
(7)   Includes 20,000 shares issuable on exercise of stock options.
(8) Includes 5,000 shares issuable on exercise of stock options and 255,806 shares owned by the William Blair Waltrip Trust, of which Mr. Waltrip is the trustee and beneficiary. Includes 26,250 shares owned by the Robert L. Waltrip 1992 Trust #1, of which Robert L. Waltrip, Jr., W. Blair Waltrip, and Holly Waltrip Benson are co-trustees. Includes 28,000 shares owned by the Waltrip 1987 Grandchildren's Trust for the benefit of the grandchildren of R. L. Waltrip, of which W. Blair Waltrip and Robert L. Waltrip are as co-trustees, and as to which W. Blair Waltrip disclaims beneficial ownership.
(9)   Includes 10,200 shares issuable on exercise of stock options.
(10) Includes 5,000 shares issuable on exercise of stock options and 19,918 shares owned by Mr. Styles wife.
(11)  Includes 74,775 shares issuable on exercise of stock options.

(12)  Includes 50,000 shares issuable on exercise of stock options.

SECTION 16(A) -- BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

      Based on our records, we believe that during 2000 all our directors, officers and 10% or greater beneficial owners timely filed all required
Section 16(a) reports.

CHANGES IN CONTROL

      On January 29, 1999, Pinnacle completed a business combination with TEI, PMT, Harris Webb & Garrison, Inc. and Spires, with Pinnacle emerging as the new public holding company and successor issuer to TEI, which is now our wholly owned subsidiary. In that combination transaction, just over 50% of our then outstanding shares were issued to TEI's former shareholders in exchange for their TEI shares and slightly less than 50% of our then outstanding shares were issued to former owners of the three financial services companies in exchange for their shares in their companies. Following the Sanders transaction described below, the former shareholders of TEI and the three financial services companies held slightly more than 50% of our then outstanding shares.

      As part of the 1999 combination transactions, six former directors of TEI were appointed to our Board of Directors, along with six persons designated by the financial services companies. The executive officers of the financial services companies became our executive officers, together with TEI's President and Chief Executive Officer and Chief Operating Officer, who continued as our Vice-Chairman.

      On January 31, 2000, Pinnacle completed the combination of Harris Webb & Garrison, Inc. with Sanders Morris Mundy Inc. Sanders Morris Mundy Inc., renamed Sanders Morris Harris Inc., survived the combination as our wholly owned subsidiary. Just under 50% of our then outstanding shares were issued to former Sanders shareholders in exchange for their Sanders shares.

      As part of the transaction, three former Sanders directors, Don A. Sanders, Ben T. Morris and George L. Ball, were appointed to our Board of Directors. Mr. Sanders was appointed as our Vice-Chairman and Messrs. Morris and Ball were appointed executive officers and directors of Sanders Morris Harris and directors of PMT, PGG Capital and Spires.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

      Under our January 1999 combination agreement with TEI, TEI lent $162,500 to Mr. Garrison and $237,500 to Mr. Reckling. All proceeds of these loans were used to exercise options to purchase 6,500 shares, in the case of Mr. Garrison, and 9,500 shares, in the case of Mr. Reckling, of PMT common stock. The loans bear interest at a variable rate which, based on figures available for December 2000, was 5.98%. The loans are secured by pledges of all the shares of our common stock issued to the borrowers in the combination transaction in exchange for their PMT common shares acquired on exercise of their options. The terms of these loans did not result from arm's length negotiation. While the interest rate on these loans may be considered below-market, the other provisions of the loans are on commercially reasonable terms. In September 2000, Mr. Reckling exchanged 55,775 shares of our common stock for the full satisfaction of his loan and fully vested options to purchase 55,775 shares of our common stock. In January 2001, we repurchased 77,487 shares of our common stock from Mr. Reckling. These shares are currently held as treasury stock.

      Mr. Garrison serves as Chairman and a director of Biocyte Therapeutics, Inc., one of our indirect subsidiaries, and owns 1,332,670 shares, or approximately 17.5%, of its outstanding common shares. Through PGG Capital, we indirectly own 2,000,000 shares of Biocyte, or approximately 26.3% of its common stock. PGG Capital also holds a warrant for 160,000 Biocyte common shares. Additionally, we had outstanding receivables from Biocyte of $187,647 at December 31, 2000.

      On January 31, 2000, we completed the merger of Harris Webb & Garrison, our investment banking subsidiary, with Sanders Morris Mundy Inc. Sanders Morris Mundy survived the merger, was renamed "Sanders Morris Harris Inc." and became our wholly owned subsidiary. In the Sanders merger, we issued 7,125,220 of our common shares to the former shareholders of the Sanders firm, increasing our total then outstanding common shares to approximately
14.25 million. As a result of the Sanders merger, three former directors of the Sanders firm became Pinnacle directors, with one director, Don A. Sanders, becoming our Vice-Chairman. The other two Sanders director designees retained primary management responsibility of the new Sanders Morris Harris subsidiary.

      In October 2000, we acquired all of the outstanding capital stock of Cummer/ Moyers Securities, Inc. and Cummer/Moyers Capital Partners, Inc. in exchange for 850,000 shares of our common stock and the right to receive an additional 150,000 shares if certain conditions are met. Cummer/Moyers Holdings, Inc. was the ultimate parent corporation of Cummer/Moyers Securities, Inc. and Cummer/Moyers Capital Partners, Inc. and is currently the beneficial owner of all 850,000 shares. Jeffrey A. Cummer, President of the Cummer/Moyers Division of SMH, is a director and President of Cummer/Moyers Holdings, Inc. and Dwayne A. Moyers, Vice President of the Cummer/Moyers Division of SMH, is a director, Vice President, Secretary and Treasurer of Cummer/Moyers Holdings, Inc.

      It is SMH's policy that certain of its directors, officers, and employees co-invest with its investment banking clients. Consequently, it is often the case that certain officers, directors, shareholders, and employees of SMH own securities of SMH's clients for whom SMH has placed or underwritten securities and/or with whom SMH has a financial advisory relationship, which in some cases may, individually or in the aggregate, exceed 1% of the outstanding securities of such clients.

      On September 1, 2000, we entered into a Severance Agreement with Mr. Campbell providing for semimonthly payments of $2,193 beginning on September 15, 2000 and continuing through and including May 31, 2005. In addition, Mr. Campbell will be reimbursed for all reasonable out-of- pocket expenses incurred by him in connection with the performance of any further duties for us and may participate in our group health and life insurance benefits subject to certain limitations.

PROPOSAL TO APPROVE AMENDMENT TO ARTICLES OF INCORPORATION
TO CHANGE OUR NAME TO
SANDERS MORRIS HARRIS GROUP INC.

         Your Board of Directors has approved, and is proposing that shareholders approve, an amendment to our Articles of Incorporation to change our name to Sanders Morris Harris Group Inc.

         The Board of Directors believes it is important to present a more cohesive group identity to our clients and the investment community as a whole. As a step towards this goal, we have drawn from our most recognizable subsidiary names and proposed Sanders Morris Harris Group Inc. as our new name.

         We have reserved the Nasdaq trading symbol "SMHG" to be our trading symbol if the charter amendment is approved.

         The charter amendment would amend Article One of our Articles of Incorporation to read as follows:

                                  ARTICLE ONE

                                     NAME

         The name of the Corporation is SANDERS MORRIS HARRIS GROUP INC.

         If the charter amendment is approved, we intend to formally amend our charter by a filing with the Secretary of State of Texas. The charter amendment will become effective on filing.

         Directors and executive officers who currently own shares representing approximately 42.5% of the shares entitled to vote have indicated that they intend to vote their common shares for approval of the charter amendment.

         Texas law provides that the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote is required to approve the charter amendment. Abstentions and broker non- votes will have the same effect as a vote against the charter amendment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT.

INDEPENDENT AUDITORS

         Pricewaterhousecoopers LLP was Pinnacle's independent auditor during the previous fiscal year. While management expects that our relationship with Pricewaterhousecoopers LLP will continue to be maintained in 2001, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Pricewaterhousecoopers LLP as no such action is legally required. a representative of Pricewaterhousecoopers LLP is expected to be at the annual meeting. The representative will have the opportunity to make a statement at the meeting if he or she wishes, and will be available to respond to appropriate questions.

         The following table sets forth the fees billed to us for fiscal year 2000 services performed by Pricewaterhousecoopers LLP:

                        Audit Fees....................................       $396,942
                        Financial Information Systems Design
                        and Implementation Fees.......................       $      0
                        All Other Fees(1).............................       $317,264

                        --------------------
                        (1) includes tax and merger related services.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

      The Audit Committee of the Board of Directors has furnished the following report:

      Pinnacle's Board of Directors has adopted a written charter for the committee, which is included as Appendix A to this Proxy Statement.

      The Board has determined that each member of the committee is "independent," as defined in the Nasdaq listing standards, with the exception of Mr. Campbell. Following our January 1999 combination, Mr. Campbell agreed to continue as an officer and director of Pinnacle and ERRI principally to oversee the sale of ERRI and its operations pending its sale. Mr. Campbell resigned as an officer of Pinnacle and as an officer and director of ERRI after the sale of substantially all of ERRI's assets in July of 2000. The Board has determined, in accordance with the Nasdaq listing standards, that Mr. Campbell's service on the committee is required by the best interests of Pinnacle and our stockholders because, in the Board's opinion, he will exercise independent judgment and his business and financial background and his experience with Pinnacle will materially assist the function of the committee. Mr. Campbell joined the committee in March of 2001 and this report is based on and sets forth activities and actions that occurred before he joined the committee.

      As noted in the committee's charter, Pinnacle's management is responsible for preparing Pinnacle's financial statements. Pinnacle's independent auditors are responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee's role does not provide any special assurances with regard to Pinnacle's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

      The committee has reviewed and discussed the audited financial statements with management. The committee also met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls. The committee has also discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees.

      The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, has considered the compatibility of non-audit services with the auditors' independence, and has discussed with the auditors the auditors' independence.

      Based on the review and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in Pinnacle's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission.

                                                             JOHN H. STYLES
                                                             W. BLAIR WALTRIP
                                                             DONALD R. CAMPBELL

OTHER MATTERS

        The Board of Directors is not aware of any other matter to be presented for action at the meeting. If another matter requiring a vote of the shareholders arises, the proxy holders will vote in their best judgment.

                                                                    Appendix  A

                              PINNACLE GLOBAL GROUP, INC.

                                       CHARTER
                                        OF THE
                                    AUDIT COMMITTEE
                                        OF THE
                                  BOARD OF DIRECTORS

                         (As initially adopted June 6, 2000)

I.    PURPOSE

      The Audit Committee is a standing committee of the Board of Directors (the "Board") of Pinnacle Global Group, Inc., a Texas corporation (the "Company"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by:

      o Reviewing the financial reports and other financial information provided by the Company to any governmental body or the public;

      o Reviewing the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally;

      o     Reviewing the audit efforts of the Company's independent auditors;
            and

      o Providing an open avenue of communication among the independent auditors, financial and senior management, and the Board.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Audit Committee shall be comprised of at least three directors. Prior to June 14, 2001, at least two, and on or after June 14, 2001, all three, of the Audit Committee members, must be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of the director's independent judgment as a member of the Committee.

      Directors with any of the following relationships will not be considered independent:

      o a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

      o a director accepting any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

      o a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

      o a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

      o a director being employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee.

      On or after June 14, 2001, one director who is not independent and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interest of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

      All members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or will be able to do so within a reasonable period of time after appointment to the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Committee for a term coinciding with their Board term. If a Chair of the Committee is not appointed by the Board, the Committee shall itself elect a Chair.

III.  MEETINGS

      The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the audit committee is to review and approve the annual financial results of the Company prior to release and to review and approve the scope of the annual audit to be performed by the Company's independent auditors. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financial statements consistent with IV. 4 below.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

      DOCUMENTS/REPORTS AND REVIEW PROCEDURES

      1. Review and reassess the adequacy of this Charter annually and report to the Board any recommended changes to this Charter. The Committee shall submit the Charter to the full Board for approval and have the document published at least every three years in accordance with the Regulations of the Securities and Exchange Commission ("SEC").

      2. Review the Company's annual audited financial statements and any reports or other financial information prior to filing with, or distribution to, the SEC, any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, estimates and judgments.

      3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Committee should also review significant findings prepared by the independent auditors, with management's responses, the status of management's responses to previous recommendations from the independent auditors and the status of any previous instructions to management from the Committee.

      4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing with the SEC or distribution to persons outside of the Company. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 11). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

      5. Review with independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Company. On the basis of this review, make recommendations to the Board for any changes that seem appropriate.

      INDEPENDENT AUDITORS

      6. Subject to any action that may be taken by the full Board of Directors, have the ultimate authority and responsibility to select, evaluate, and, where appropriate replace the independent auditors, thus making the independent auditors ultimately accountable to the Audit Committee and the Board of Directors as representatives of the shareholders.

      7. Review the performance of, and approve the fees and other significant compensation to be paid to, the independent auditors.

      8. On an annual basis, ensure its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1 and review and discuss with the independent auditors all significant relationships they have with the Company or services they provide that could impair the auditors' objectivity and independence.

      9. Take appropriate action to oversee the independence of the independent auditors.

      10. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      11. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      12. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      LEGAL COMPLIANCE

      13. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

      OTHER MATTERS

      14. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

      15. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

      16. Review financial and accounting personnel succession planning with the Company.

      17. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

      18. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

      19. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                   PINNACLE GLOBAL GROUP, INC.
                       THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                                 ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD ON MAY 22, 2001

                                              PROXY
                                               FOR
                                             ANNUAL
                                             MEETING
                                               OF
                                          SHAREHOLDERS
                                          MAY 22, 2001


         The undersigned shareholder of Pinnacle Global Group, Inc. (the "Company") hereby appoints Robert E. Garrison II and Titus H. Harris, Jr., or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Chase Center Auditorium, 601 Travis, Houston, Texas 77002, on Tuesday, May 22, 2001, at 10:00 a.m., Houston Time, and at any adjournments of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the nominees on the reverse side, FOR the amendment to the Company's Articles of Incorporation to change our name to Sanders Morris Harris Group Inc. and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO SANDERS MORRIS HARRIS GROUP INC.

         (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                       (CONTINUED FROM OTHER SIDE)
                                  PROXY
                                   FOR
                                 ANNUAL
                                 MEETING
                                   OF
                              SHAREHOLDERS
                              MAY 22, 2001


         THE ELECTION OF DIRECTORS

1.       Nominees:    (1) Peter W. Badger, (2) George L. Ball, (3) Donald R.
                      Campbell, (4) Robert E. Garrison II, (5) Titus H.
                      Harris, Jr., (6) Ben T. Morris, (7) Don A. Sanders, (8)
                      John H. Styles, (9) W. Blair Waltrip, and (10) Richard C.
                      Webb
         / / FOR the election of ALL nominees except as marked to the contrary below.

         / / WITHHOLD AUTHORITY to vote on ALL nominees for director listed above.

         / / WITHHOLD AUTHORITY to vote ONLY for the nominee or nominees, written on the line provided below:

         PROPOSAL

2. Amendment to the Company's Articles of Incorporation to change our name to Sanders Morris Harris Group Inc.

         / /    FOR          / /   AGAINST             / /   ABSTAIN

         *NOTE* In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof; hereby revoking any proxy or proxies heretofore given by the undersigned.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement furnished with the notice, and the 2000 Annual Report.

Dated ____________________, 2001

                                            _________________________________
                                                      Shareholder's Signature


                                            _________________________________
                                                    Signature if held jointly

                                            Signature should agree with name
                                            printed hereon. If Stock is held in
                                            the name of more than one person,
                                            EACH joint owner should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys should
                                            indicate the capacity in which they
                                            sign. Attorneys should submit powers
                                            of attorney.


          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED